                                  Exhibit 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-47866) pertaining to the Amended and Restated 1992 and 2000 Stock Option Plan of GemStone Systems, Inc. and the incorporation by reference in the Registration Statement (Form S-8 No. 333-45594) pertaining to the BROKAT-Blaze 2000 Stock Option Plan, the 2000 Stock Option Plan of Blaze Software, Inc. and the 1996 Stock Option Plan of Blaze Software, Inc. of our report dated March 24, 2000 (except Note 8, as to which the date is June 16, 2000), with respect to the consolidated financial statements of GemStone Systems, Inc. for the years ended December 31, 1999 and 1998 included in the Form 6-K of BROKAT Aktiengesellschaft, filed with the Securities and Exchange Commission.

                                 /s/ Ernst & Young LLP

                                 Walnut Creek, California

                                 November 13, 2000